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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the use in this Registration Statement on Form S-1 of Wilmar Industries, Inc., of our report date March 5, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule for the fiscal years ended December 29, 1995 and December 30, 1994 of the Wilmar Industries Inc. listed in
Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

July 9 1996


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